Exhibit 10.1

SUMMARY SHEET OF EXECUTIVE CASH COMPENSATION

This Summary Sheet contains the 2019 and 2020 annual base salaries and target percentages under the Key Officers Incentive Plan (“KOIP”) adopted by the Board’s Compensation Committee (the “Committee”) on November 5, 2018 and November 4, 2019, respectively, and the 2019 individual performance goals (“IPGs”) adopted by the Committee on November 5, 2018 for the Company’s principal executive officer, principal financial officer and other named executive officers. This Summary Sheet also contains the 2020 annual base salaries that were reduced 50% by the Committee on April 9, 2020, to reflect the adjusted rate for bi-weekly pay periods effective April 12, 2020 in response to the economic downturn and uncertainty caused by the COVID-19 pandemic. Finally, this Summary Sheet contains the reinstated base salary rates adopted by the Committee on June 29, 2020 to be effective July 5, 2020.

Named Executive Officers	2019 Base Salary	Initial 2020 Base Salary	Reduced 2020 Base Salary Effective April 12, 2020	Reinstated 2020 Base Salary Effective July 5, 2020
Karl G. Glassman, Chairman & CEO	$1,225,000	$1,225,000	$612,500	$1,225,000
J. Mitchell Dolloff, President & COO, President – Bedding Products	$600,000	$700,000	$350,000	$700,000
Jeffrey L. Tate, EVP & CFO[1]	$550,000	$570,000	$285,000	$570,000
Scott S. Douglas, SVP – General Counsel & Secretary	$420,000	$450,000	$225,000	$450,000
Perry E. Davis, Former EVP, President – Residential Products & Industrial Products (SVP – Operations, 1/1/2020 through 2/7/2020)[2]	$530,000	$530,000	N/A	N/A
Matthew C. Flanigan, Former EVP & CFO[3]	$572,000	N/A	N/A	N/A

[1]

As previously reported, on August 6, 2019, Mr. Tate was appointed Executive Vice President and Chief Financial Officer, effective September 3, 2019 (“Start Date”). In addition to his base salary, Mr. Tate received a one-time cash sign-on bonus of $250,000 upon the Start Date, which must be repaid if he terminates his employment without “Good Reason,” or is terminated for “Cause” within the first year of employment, and half of which must be repaid, under the same circumstances, within the second year of employment. Also, if Mr. Tate is terminated, other than for “Cause,” death or disability, or if he terminates his employment for “Good Reason,” then the Company must pay Mr. Tate (a) 12 months of base salary if the termination occurs within the first 12 months after the Start Date, or 6 months of base salary if the termination occurs between 12 and 24 months after the Start Date; (b) a pro-rata incentive award under the KOIP for the year in which the termination occurred; and (c) a lump sum payment equal to 18 months of COBRA medical coverage. The Company must also provide reasonable and customary outplacement services for the shorter of 12 months from termination or the date Mr. Tate accepts another position. For definitions of “Good Reason” and “Cause,” reference is made to the Separation Agreement between the Company and Jeffrey L. Tate, dated August 6, 2019, filed August 6, 2019 as Exhibit 10.12 to the Company’s Form 8-K. The definition of “Good Reason” includes the reduction of Mr. Tate’s base salary as in effect on his Start Date. On April 9, 2020, in conjunction with the Committee’s reduction of his base salary, Mr. Tate waived his right to terminate employment for Good Reason and receive termination benefits under the Separation Agreement by the Limited Waiver – Separation Agreement attached as Exhibit 10.2 to the Company’s Form 8-K filed April 14, 2020.

[2]	Mr. Davis retired from the Company on February 7, 2020.
[3]	Mr. Flanigan retired from the Company on December 31, 2019.

Except as noted below, the named executive officers will be eligible to receive an annual cash incentive under the 2020 KOIP (filed February 19, 2020 as Exhibit 10.1 to the Company’s Form 8-K) in accordance with the 2020 KOIP Award Formula, adopted on February 18, 2020 and attached as Exhibit 10.4 to the Company’s Form 8-K filed February 19, 2020. Each executive’s cash award is to be calculated by multiplying his annual base salary at the end of the KOIP plan year by a percentage set by the Committee (the “Target Percentage”), then applying the award formula adopted by the Committee for that year. The Award Formula in 2019 consisted of three performance criteria: Return on Capital Employed (“ROCE”) (60% Relative Weight), Cash Flow, or Free Cash Flow for Mr. Davis (20% Relative Weight) and individual performance goals (“IPGs”) (20% Relative Weight). The performance criteria for 2020 does not include IPGs but does include ROCE (60% Relative Weight) and Cash Flow (40% Relative Weight). As previously reported, the Target Percentages for 2019 and 2020 for the principal executive officer, principal financial officer, and other named executive officers are shown in the following table.

Named Executive Officers	2019 KOIP Target Percentage	2020 KOIP Target Percentage
Karl G. Glassman, Chairman & CEO	120%	120%
J. Mitchell Dolloff, President & COO, President – Bedding Products	100%	100%
Jeffrey L. Tate, EVP & CFO[1]	80%	80%
Scott S. Douglas, SVP – General Counsel & Secretary	60%	60%
Perry E. Davis, Former EVP, President – Residential Products & Industrial Products (SVP – Operations, 1/1/2020 through 2/7/2020)[2]	80%	N/A
Matthew C. Flanigan, Former EVP & CFO[3]	80%	N/A

[1]

As previously reported, on August 6, 2019, Mr. Tate was appointed Executive Vice President and Chief Financial Officer, effective September 3, 2019. As such, his 2019 KOIP Target Percentage was set on August 6, 2019. Also, in 2019, Mr. Tate’s KOIP Award Formula was not based on the 2019 Award Formula (60% ROCE, 20% Cash Flow and 20% IPGs), but rather was based on 70% ROCE and 30% Cash Flow of the Company, prorated for the number of days employed in 2019.

[2]	Mr. Davis retired from the Company on February 7, 2020. He will not receive a KOIP incentive for 2020.
[3]

Mr. Flanigan retired from the Company on December 31, 2019. As such, he will not receive a KOIP incentive for 2020. Mr. Flanigan’s 2019 KOIP incentive was not based on the 2019 Award Formula (60% ROCE, 20% Cash Flow, and 20% IPGs), but rather was based on 70% ROCE and 30% Cash Flow of the Company.

Individual Performance Goals. On November 5, 2018, the Committee adopted IPGs for our named executive officers for 2019. Except as noted below, the 2019 KOIP Award Formula, provided that 20% of each executive’s cash award under our KOIP would be based on the achievement of IPGs. The 2020 KOIP Award Formula does not include IPGs. The IPGs for our named executive officers in 2019 were:

Named Executive Officers	2019 IPGs	2020 IPGs
Karl G. Glassman, Chairman & CEO	Acquisition integration, succession planning, CFO onboarding and communications strategy	N/A
J. Mitchell Dolloff, President & COO, President – Bedding Products	Implementation of growth strategy and succession planning	N/A
Jeffrey L. Tate, EVP & CFO[1]	N/A	N/A
Scott S. Douglas, SVP – General Counsel & Secretary	Implementation of growth strategy, succession planning and operational initiatives	N/A
Perry E. Davis, Former EVP, President – Residential Products & Industrial Products (SVP – Operations, 1/1/2020 through 2/7/2020)[2]	Acquisition integration and succession planning	N/A
Matthew C. Flanigan, Former EVP & CFO[3]	N/A	N/A

[1]	As previously reported, on August 6, 2019, Mr. Tate was appointed Executive Vice President and Chief Financial Officer, effective September 3, 2019. As such, Mr. Tate was not assigned IPGs for 2019.
[2]	Mr. Davis retired from the Company on February 7, 2020.
[3]	Mr. Flanigan retired from the Company on December 31, 2019. Mr. Flanigan was not assigned IPGs for 2019.

The achievement of the IPGs was measured by the following schedule.

Individual Performance Goals Payout Schedule
Achievement	Payout
1 – Did not achieve goal	0%
2 – Partially achieved goal	50%
3 – Substantially achieved goal	75%
4 – Fully achieved goal	100%
5 – Significantly exceeded goal	up to 150%

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